EXHIBIT 99.2

December 11, 2002

Dante Marco Fala
Cash Asset Management, Inc.
5000 N. Parkway Calabasas, Suite 303
Calabasas, CA 91302

Re:  Letter of Intent to Acquire Assets of Cash Asset Management, Inc.,
     As Amended

Dear Mr. Fala:

This Letter of Intent ("LOI") is for the purpose of setting forth our mutual understanding and agreement in principle pursuant to which WSN Group, Inc., ("WSNG") a Nevada corporation will acquire the assets of Cash Asset Management, Inc. ("CAMI"), a privately held entity doing business in the State of California. WSNG and CAMI are sometimes hereinafter referred to singularly as "Company" and together as the "Companies"), or a subsidiary of WSNG.

1. ASSET PURCHASE. Following the mergers of First American Family Financial Services Corporation and United Recovery with and into WSNG or a subsidiary of WSNG upon the terms described in each respective Letter of Intent (the "Mergers"), WSNG will acquire eighty-seven percent (87%) of the assets of CAMI in exchange for units to be issued by WSNG (the "Purchase Price"). Each unit shall be comprised of shares of WSNG restricted common stock
("Shares") and a warrant to purchase shares ("Shares") of WSNG restricted common stock at $0.01 per share (Warrant A) and a warrant to purchase shares of WSNG restricted common stock at $0.05 per share
(Warrant B).

1.1 Assets.
Subject to the terms and conditions set forth in the definitive agreement, CAMI agrees to sell, assign, transfer, convey and deliver to WSNG, and WSNG agrees to purchase and acquire from CAMI, at the closing date (as defined herein), all right, title and interest of CAMI in and to the following assets, properties and rights as they shall exist on the closing date (as defined herein):

1.2. Liabilities Not Assumed.
WSNG shall have no liability whatsoever for any liabilities of CAMI, including, without limitation any liability or obligation in respect of any federal, state or local income or other tax payable with respect to the business or the assets for any period prior to the Closing Date.

2. OTHER TRANSACTIONS. Entering into this LOI and execution of a definitive asset purchase agreement by and between WSNG and CAMI is contingent upon the following other transactions:

     (a)  consummation of the Mergers;

     (b)  acquisition of the assets of Harrison Asset
Management, Inc.("HAMI") and Money Asset Management, Inc. ("MAMI") through asset purchase agreements;

     (c) at CAMI's expense, rendering of a fairness opinion by an independent broker-dealer firm in connection with all contemplated transactions that the transaction is fair to WSNG, the officers, directors and shareholders of HAMI, CAMI, and MAMI;

     (d) at CAMI's expense, rendering of a solvency opinion in connection with all contemplated transactions;

     (e) at CAMI's expense, valuations and preparation of books and records in accordance with generally accepted accounting principles (GAAP);

     (f) at CAMI's expense, CAMI shall engage the services of an accountant familiar with preparing financial statements for inclusion in documents to be filed with the Securities and Exchange Commission; and,

     (g) incorporation of all entities under the laws of the state of Nevada.

3. CLOSING CONDITIONS. The consummation of the asset purchase and related transactions contemplated hereby by each of the Companies shall be subject to the fulfillment of customary conditions, including the following conditions precedent:

     (a) the acknowledgement of adverse interests and conflicts of Marc R. Tow & Associates, APC, (counsel to WSNG) and execution of a waiver thereof.

     (b) the negotiation and execution of definitive merger agreements and other definitive agreements with respect to the transactions contemplated hereby including HAMI and MAMI asset acquisitions and the Mergers;

     (c)  the formal approval of the Board of Directors;

     (d) receipt of all required third-party, regulatory and governmental approvals, if any; and

     (e) the completion by each of the Companies of its due diligence investigation concerning the other Company.

4. CLOSING. It is anticipated that the consummation of the CAMI asset purchase contemplated herein will occur on or before January 31, 2003, or such other date as the parties may agree ("Closing Date").

5. DEFINITIVE AGREEMENTS. The definitive agreements with respect to the transactions contemplated hereby will contain mutually agreeable representations and warranties, mutually agreeable provisions for indemnification and other appropriate and customary terms and conditions.

6. POST-CLOSING OBLIGATIONS.

(a) Dante Fala shall be engaged as consultant and receive shares in consideration for consulting services rendered to the Company.

(b) CAMI shall distribute to its original shareholders WSNG shares to the extent of their respective investments.

(c) Except as contemplated or otherwise consented to by WSNG in writing, after the date of this Agreement CAMI shall carry on the business in the ordinary course. In furtherance of and in addition to such restriction, (a) CAMI shall not: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock; enter into any contract or otherwise incur any liability outside the ordinary course of business; discharge or satisfy any encumbrance or pay or satisfy any material liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; make any capital expenditure involving in any individual case more than $5,000; incur any indebtedness for borrowed money or issue any debt securities; declare or pay any dividend or other distribution on its capital stock; materially decrease its working capital; increase the salaries or other compensation payable to any employee, or take any action, or fail to take any reasonable action within its control, as a result of which a material event would be likely to occur, and (b) CAMI preserve intact the current business organization of CAMI.

(d) The Board of Directors will include a total of five (5) people. Collectively, HAMI, CAMI and MAMI is entitled to three
(3) representatives on the Company's Board of Directors. WSNG will have two (2) designees to the board, one of which must be the CEO of the Company.

(e) John Anton shall resign his current position and be engaged as a consultant to the Company for a term of year. The Board of Directors shall appoint a new president of the Company.

(f) A decision will be made upon the mutual agreement of the parties regarding whether or not WSN Group shall be closed, however, if the necessary capital is not committed to fund the WSN Group operation the sole decision shall be made by John Anton.

7. CONFIDENTIALITY. Except to the extent that information with respect to either Company provided by it, or discovered by the other Company, is in the public domain without breach of any obligation of confidentiality, such information concerning each Company is hereinafter referred to as "Confidential Information." Prior to the consummation of the purchase, neither Company shall disclose Confidential Information of the other, except on a confidential basis, to its respective employees, accountants, attorneys and other professional advisors or as otherwise expressly provided herein, without the prior written consent of the other Company. If at any time either Company is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any Confidential
Information of the other Company, it (to the extent reasonably practical) shall promptly notify the Company so that such Company may seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of counsel for either Company, such Company is compelled to disclose Confidential Information of the other Company to any tribunal or any governmental agency, it may disclose such information to such tribunal or agency without liability hereunder.

8. EXPENSES. Except as may be otherwise provided in the definitive agreement, the Companies shall each pay their respective expenses
(including fees and expenses of legal counsel) in connection with the transactions contemplated hereby, except the extent a separate agreement has been reached with respect to the audit of WSNG.

9. EXCLUSIVITY. Unless this Agreement has been terminated, during the period ending 60 days following the date of this LOI, the Board of Directors and officers of CAMI agree that they will not solicit proposals or provide any information to any third party for the purpose of sale, tender offer or asset purchase with any entity except WSNG. Each such officer or director agrees that he will vote his capital stock in favor of the asset purchase. Should any officer or director sell or otherwise dispose of any capital stock during this period, he will retain legal proxy rights to such shares and will vote such shares in favor of the asset purchase.

10. PUBLIC DISCLOSURE. Subject to any applicable requirements of law, neither of the Companies shall make any public disclosure concerning the subject matter hereof or the transactions contemplated hereby without the prior written consent of the other. The parties agree to prepare a mutually acceptable press release or releases with respect to the transactions contemplated hereby, which will be released by the Companies on or about the date of the execution of this LOI.

11. PREPARATION. Each of the Companies agrees to provide the other Company and its advisors full access to its books, records and premises in order to enable them to complete their "due diligence" with respect to the asset purchase and related transactions. Subject to Section 12, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of definitive agreements, to use its commercially reasonable efforts to complete such preparation and execute and deliver definitive agreements prior to December 15, 2002 and to close the transactions contemplated hereby as expeditiously as possible thereafter; provided that, if the Companies conclude prior to December 15, 2002 that it is impractical for them to consummate the purchase, subject to Section 12, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of definitive documents concerning another business combination intended to achieve, as nearly as practicable, similar economic results for the Companies as the purchase, if any such business combination is practicable, to use commercially reasonable efforts to execute and deliver definitive agreements with respect thereto prior to December 15, 2002 and to close the transactions contemplated hereby as soon as practicable thereafter. The parties further agree to cooperate in connection with the preparation of any required governmental or regulatory filings.

12. TERMINATION. The obligations of the Companies under this LOI may be terminated (a) by mutual agreement of the Companies; (b) by either Company if the definitive agreements have not been executed on or prior to December 15, 2002; or (c) prior thereto, if the other Company is no longer negotiating in good faith as provided in Section 11 or if the Board of Directors of such Company determines in the good faith exercise of its fiduciary duties that such termination is in the best interests of such Company. In the event either of the Companies decides to terminate this Agreement, it shall, to the extent reasonably practical, endeavor to inform the other Company of the reasons for such decision, to provide the other Company ten days' prior written notice of its intention to terminate and to afford the other party an opportunity during such ten-business day period to address the reasons for such termination.

13. NATURE OF AGREEMENT. The Companies acknowledge that this LOI is a statement of their mutual intention only, and unless definitive agreements are executed and delivered by the Companies, there are no legally binding agreements between the Companies with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the provisions of paragraphs 7, 8, 9, 10, 11 and 12 hereof shall constitute binding legal agreements, shall be enforceable against the parties in accordance with their respective terms and shall survive any termination of the transactions contemplated hereby.

14. GOVERNING LAW. This LOI shall be governed by, and construed in accordance with, the laws of the State of California applicably to contracts made and wholly to be performed within such state.

If you are in agreement with the terms and conditions of this LOI, please sign and date the enclosed duplicate of this LOI in the space provided below and return it to the undersigned.

Very truly yours,

WSN GROUP, INC


/s/ John Anton
John Anton
President/CEO


Accepted and agreed as of the ______ day of _________________, 2002:

CASH ASSET MANAGEMENT, INC.

By:  /s/ Dante Marco Fala
Print Name: Dante Marco Fala
Title: Chairman